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                                                                    EXHIBIT 10.7


                                   N2H2, INC.
                            1999 NONEMPLOYEE DIRECTOR
                                STOCK OPTION PLAN



        1. Purpose of the Plan. The purposes of this 1999 Nonemployee Director Stock Option Plan (the "Plan") are to promote the long-term success of N2H2, Inc. (the "Company") by creating a long-term mutuality of interests between the Nonemployee directors and shareholders of the Company, to provide an additional inducement for such directors to remain with the Company, and to provide a means through which the Company may attract able persons to serve as directors of the Company.

        2. Administration.

               a. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all the members of the Committee, shall be the acts of the Committee.

               b. The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan, or as to stock options granted under the Plan, shall be subject to the determination of the Committee, which shall be final and binding.

               c. Notwithstanding the above, the selection of the directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option shall be as hereinafter provided, and the Committee shall have no discretion as to such matter.

        3. Shares Available Under the Plan. The aggregate number of shares which may be issued and as to which grants of stock options may be made under the Plan is 35,000 shares of the common stock of the Company (without taking into effect any split of such shares), having no par value (the "Common Stock"), subject to adjustment and substitution as set forth in Section 6. If any stock option granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject to such option shall again be available for purposes of the Plan.

        4. Grant of Stock Options. Each person upon becoming a member of the Board who is not then an employee of the Company or any of its subsidiaries and is not then an independent consultant (other than in his or her capacity as a member of the Board) to the Company or any of its subsidiaries (collectively a "Nonemployee Director") shall be granted, automatically and


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without further action by the Board or the Committee, a "nonstatutory stock option" (i.e., a stock option which does not qualify under Section 422 or 423 of the Internal Revenue Code of 1986 (the "Code")) to purchase 1,500 shares of Common Stock, subject to adjustment and substitution as set forth in Section 6. In addition, on the third business day following the day of each annual meeting of the shareholders of the Company, each Nonemployee Director ") shall be granted, automatically and without further action by the Board or the Committee, a nonstatutory stock option to purchase 1,500 shares of Common Stock, subject to adjustment and substitution as set forth in Section 6. If the number of shares then remaining available for the grant of stock options under the Plan at any time is not sufficient for each Nonemployee Director then eligible to be granted an option for 1,500 shares (or the number of adjusted or substituted shares pursuant to Section 6), then each such Nonemployee Director shall be granted an option for a number of whole shares equal to the number of shares then remaining available divided by the number of Nonemployee Directors then eligible for grant of an option in accordance with this Section 4, disregarding any fractions of a share.

        5. Terms and Conditions of Stock Options. Stock options granted under the Plan shall be subject to the following terms and conditions:

               a. The purchase price at which each stock option may be exercised (the "Option Price") shall be one hundred percent (100%) of the fair market value of the shares of Common Stock covered by the stock option on the date of grant, determined as provided in Section 5.g.

               b. The Option Price shall be paid in full upon exercise, in cash in United States dollars (including check, bank draft or money order); provided, however, that in lieu of such cash the person exercising the stock option may pay the Option Price in whole or in part by delivering to the Company shares of the Common Stock having a fair market value on the date of exercise of the stock option, determined as provided in Section 5.g, equal to the Option Price for the shares being purchased; except that (i) any portion of the Option Price representing a fraction of a share shall in any event be paid in cash, and (ii) no shares of the Common Stock which have been held for less than six months may be delivered in payment of the Option Price of a stock option. Delivery of shares may also be accomplished through the effective transfer to the Company of shares held by a broker or other agent. The Company will also cooperate with any person exercising a stock option who participates in a cashless exercise program of a broker or other agent under which all or part of the shares received upon exercise of the stock option are sold through the broker or other agent or under which the broker or other agent make a loan to such person. Notwithstanding the foregoing, the exercise of the stock option shall not be deemed to occur and no shares of Common Stock will be issued by the Company upon exercise of the stock option until the Company has received payment of the Option Price in full. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise, the person exercising the stock option shall be considered for all purposes to be the owner of the shares of Common Stock with respect to which the stock option has been exercised. Payment of the Option Price with shares shall not increase the number of shares of the Common Stock which may be issued under the Plan as provided in
Section 3.


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               c. No stock option shall be exercisable during the first six months of its term except in case of death as provided in Section 5.e. Subject to the preceding sentence and subject to Section 5.e, which provides for earlier termination of a stock option under certain circumstances, each stock option shall be exercisable for ten years from the date of grant and not thereafter. A stock option to the extent exercisable at any time may be exercised in whole or in part.

               d. No stock option shall be transferable by the grantee otherwise than by will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All stock options shall be exercisable during the lifetime of the grantee only by the grantee or the grantee's guardian or legal representative.

               e. If a grantee ceases to be a director of the Company for any reason, any outstanding stock options held by the grantee shall be exercisable according to the following provisions:

                (i) If a grantee ceases to be a director of the Company for any reason other than death, any outstanding stock option held by such grantee shall be exercisable by the grantee (but only if exercisable by the grantee immediately prior to ceasing to be director) at any time prior to the expiration date of such stock option or within three months after the date the grantee ceases to be a director, whichever is the shorter period; and

                (ii) Following the death of a grantee during his or service as a director of the Company, any outstanding stock option held by the grantee at the time of death (whether or not exercisable by the grantee immediately prior to death) shall be exercisable by the person entitled to do so under the will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee at any time prior to the expiration date of such stock option or within three years after the date of death of the grantee, whichever is the shorter period.

        A stock option held by a grantee who has ceased to be a director of the Company shall terminate upon the expiration of the applicable exercise period, if any, specified in this Section 5.e.

               f. All stock options shall be confirmed by an agreement, or an amendment thereto, which shall be executed on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President and by the grantee.

               g. Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined, as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (i) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (ii) if the Common Stock is not listed on


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such exchange, the highest and lowest sales prices per share of the Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the 1934 Act on which the Common Stock is listed, or (iii) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("NASDAQ"). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 5.g. If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 5.g for the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

               h. The obligation of the Company to issue shares of the Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

        Subject to the foregoing provision of this Section 5 and the other provisions of the Plan, any stock option granted under the Plan shall be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 5.f, or an amendment thereto.

        6. Adjustment and Substitution of Shares. If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, then (i) the number of shares of the Common Stock set forth in
Section 4, (ii) the number of shares of the Common Stock then subject to any outstanding stock options, and (iii) the number of shares of the Common Stock which may be issued under the Plan but are not then subject to outstanding stock options on the date fixed for determining the shareholders entitled to receive such stock dividend


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or distribution, shall be adjusted by adding thereto the number of shares of the
Common Stock which would have been distributable thereon if such shares had been outstanding on such date.

        If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another Company, whether through reorganization, reclassification, recapitalization, stock split up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock set forth in Section 4, for each share of the Common Stock subject to any then outstanding stock option and for each share of the Common Stock which may be issued under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

        In case of any adjustment or substitution as provided for in the first two paragraphs of this Section 6, the aggregate Option Price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate Option Price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new Option Price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

        If the outstanding of the Common Stock shall be changed in value by reason of any spinoff, split off or split up, or dividend in partial liquidation, dividend in property other than cash or extraordinary distribution to holders of the Common Stock, the Committee shall make any adjustments to any then outstanding stock option which it determines are equitably required to prevent dilution or enlargement of the rights of grantees which would otherwise result from any such transaction.

        No adjustment or substitution provided for in this Section 6 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

        Except as provided in this Section 6, a grantee shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

        7. Effect of the Plan on the Rights of Company and Shareholders. Nothing in the Plan, in any stock option granted under the Plan, or in any stock option agreement shall confer any right to any person to continue as a director of the Company or interfere in any way with the rights of the shareholders of the Company or the Board to elect and remove directors.

        8. Amendment and Termination. The right to amend or to terminate the Plan at any time are hereby specifically reserved to the Board; provided always that no such termination shall terminate any outstanding stock options granted under the Plan; and provided further that


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no amendment of the Plan shall (i) be made without stockholder approval if stockholder approval of the amendment is at the time required for stock options by the rules of any stock exchange on which the Common Stock may then be listed, or (ii) amend more than once every six months the provision of the Plan relating to the selection of the directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option other than to comport with changes in the Internal Revenue Code of 1986, as amended (the "Code") or the rules and regulations thereunder. No amendment or termination of the Plan shall, without the written consent of the holder of a stock option theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

        9. Effective Date and Duration of Plan. The Plan shall become effective upon the closing of a firm commitment underwritten public offering of the Company's equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended. The Plan shall remain effective until the earlier of: (i) 10 years from the effective date of the Plan, or (ii) the date options to purchase all of the shares reserved for issuance under the Plan shall have been granted.


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